                                                                 Exhibit T3A-68.

                                    DELAWARE

                                                         PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "HEBER FIELD ENERGY II, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       -------------------------------------
3032715  8100H                         Harriet Smith Windsor, Secretary of State

040135956                              AUTHENTICATION:  2951859
                                       DATE:  02-25-04

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                                                                 Exhibit T3A-68.

                                                                 Exhibit T3A-68.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS     CERTIFICATE OF INCORPORATION
FILED 09:00 AM  04/21/1999
991157026 - 3032715                       OF

                              HEBER FIELD ENERGY II, INC.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code end the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is Heber Field Energy II, Inc.

                  SECOND: the address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100). The par value of each of such shares is One Dollar and No Cents ($1.00). All such shares are of one class arid are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

         NAME                                     MAILING ADDRESS
         ----                                     ---------------
Theresa A. McCullough                       40 Lane Road
                                            Fairfield, New Jersey 07007

                  SIXTH: The corporation is to have perpetual existence.

                  SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  EIGHTH: From time to time any of the provisions of this certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the

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                                                                 Exhibit T3A-68.

corporation by this certificate of incorporation are granted subject to the provisions of this Article Eighth.

Signed on April 21, 1999

                                             /s/ Theresa A. McCullough
                                             -----------------------------------
                                             Theresa A. McCullough, Incorporator